Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No.333-160518 and Form S-8 No.333-152637) of Xinyuan Real Estate Co., Ltd. and the related Prospectus of our reports dated March 31, 2010, with respect to the consolidated financial statements of Xinyuan Real Estate Co., Ltd. and the effectiveness of internal control over financial reporting of Xinyuan Real Estate Co., Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2009.

/s/ Ernst & Young Hua Ming

Shanghai, The People’s Republic of China

March 31, 2010